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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported): March 19, 2003


                                  ENRON CORP.
             (Exact Name of Registrant as Specified in Its Charter)



                                     OREGON
                 (State or Other Jurisdiction of Incorporation)

              1-13159                                    47-0255140
      (Commission File Number)                        (I.R.S. Employer
                                                     Identification  No.)

                ENRON BUILDING
               1400 SMITH STREET
                HOUSTON, TEXAS                                   77002
   (Address of Principal Executive Offices)                   (Zip Code)

                                 (713) 853-6161
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

                  In May 2002, the Company announced that it had presented to its Official Unsecured Creditors' Committee a process through which it could move its core energy assets out from under the Company's chapter 11 bankruptcy case. This process created the possibility of forming a new energy infrastructure business, temporarily referred to as OpCo Energy Company, which would be focused on the transportation, distribution, generation and production of natural gas and electricity primarily in North, Central and South America. Specifically, the formation plan contemplated that assets designated for OpCo Energy Company would be offered for sale in an auction conducted under section 363 of the Bankruptcy Code and, if the Company determined that the expected value of OpCo Energy Company as a going concern exceeded the expected value resulting from a liquidation of the separate assets, OpCo Energy Company would be formed.

                  In furtherance of its strategy, the Company announced in August 2002 that it had commenced a formal sales process for its interests in twelve major assets, including three North American pipelines, namely, Transwestern Pipeline Company, Citrus Corp. and Northern Plains Natural Gas Company (collectively, the "North American Pipeline Interests"), as well as Portland General Electric Company, Elektro, Cuiaba, the Bolivia to Brazil Pipeline and Transredes, Sithe/Independence Power Partners, Eco-Electrica, Mariner, Compagnie Papiers Stadacona and Trakya. The Company reserved the right not to sell any assets.

                  Following an extensive due diligence and auction process, the Company received bids or other indications of interest on most of the businesses named above. These bids and other indications of interest have been considered and evaluated by the Company's advisors, management and Board of Directors. The Company has considered, among other things, the potential long term value and benefits to the Company's stakeholders, including its creditors, of retaining certain groupings of assets and developing such assets for future value, compared to the potential for selling such interests in the near term based on the bids and indications of interest the Company has received.

                  The Company no longer proposes to combine its North American and international energy infrastructure businesses under one umbrella, as contemplated by the OpCo Energy Company proposal. However, as a result of the auction process and analysis described above, the Company's Board of Directors has determined that it is in the best interests of the Company's stakeholders, including its creditors, to hold the North American Pipeline Interests in a new pipeline operating entity (temporarily referred to as "PipeCo") and to terminate the sales efforts with respect to such interests. PipeCo is expected to be a new corporate entity, governed by an independent Board of Directors and afforded protection from joint and several Enron group liabilities associated with the Enron bankruptcy case.

                  In connection with the decision to retain the pipelines, Enron is evaluating the potential sale of a minority interest in PipeCo. Absent such a transaction, PipeCo would be a wholly owned subsidiary of the Company. Upon resolution of the chapter 11

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case, it is anticipated that shares of PipeCo would be distributed to creditors in connection with the Company's plan of reorganization.

                  The Company's Official Unsecured Creditors' Committee has indicated its support of the PipeCo proposal given the current circumstances. The Board of Directors has directed management to present a detailed plan for the formation of PipeCo and further information is expected to be made available when such plan is finalized. In addition to the North American Pipeline Interests, PipeCo is expected to include certain services companies that currently support the operations of all three pipelines, and potentially other related businesses that create positive value for PipeCo. The formation of PipeCo will require various board, bankruptcy court and other regulatory approvals, as well as the consent of the Creditors' Committee.

                  The Company is continuing to evaluate its options with respect to certain interests held internationally. Management is preparing a plan to present to the Board for the formation of a new entity temporarily referred to as InternationalCo. If InternationalCo is approved, it is anticipated that it would be formed in connection with the confirmation of the Company's plan of reorganization, and its shares would be distributed to creditors. Neither the Board of Directors nor the Creditors' Committee has taken any action with respect to InternationalCo at this time, and its formation remains subject to such approvals, among other things.

                  The Company is moving forward with the auction process for the sale of certain of its major assets, including Portland General Electric Company, Eco-Electrica, Compagnie Papiers Stadacona and Sithe/Independence Power Partners. In addition, the Company continues to evaluate its alternatives with respect to Mariner and Trakya. The Company reserves its rights to hold any of its assets, however, the decision whether to sell or hold will not be driven by the PipeCo and InternationalCo proposals.

                  The Company is continuing to work on a proposal for its plan of reorganization. The Company's exclusive period for proposing such a plan is currently scheduled to expire on April 30, 2003 and the Company has reserved its rights to request an extension of such exclusive period. The Company expects to propose a plan prior to the expiration of the exclusive period, the terms of which will be disclosed at such time. Any solicitation of acceptance or rejection of the Company's plan will not be made until the Company's disclosure statement is filed and approved by the Bankruptcy Court.

                  On March 19, 2003, the Company issued a press release announcing these matters. A copy of the press release is attached as exhibit
99.1 to this Current Report on Form 8-K.

                  Forward-looking Statements

                  This Form 8-K, including exhibits attached hereto, contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual

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results could differ materially as a result of known and unknown risks and uncertainties, including: various regulatory issues; the outcome of the Company's chapter 11 process; the ability of the Company or a particular business unit of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility; the Company's ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the impact of the chapter 11 cases on the Company's liquidity or results of operations; the Company's ability to fund and execute its business plans; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract or retain customers; the outcome of numerous outgoing external investigations in which the Company is fully cooperating (including investigations by the Securities and Exchange Commission ("SEC"), the Department of Justice, the Department of Labor, the General Accounting Office, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the General Services Administration, the National Association of Securities Dealers, Inc., the Federal Energy Regulatory Commission, the Federal Election Commission, the Commodity Futures Trading Commission, the Federal Trade Commission, the California and Connecticut Attorneys General and numerous Congressional committees and state agencies); the outcome of numerous lawsuits and claims; political, legal, economic and other risks associated with the Company's international operations; as well as general economic conditions.

                  As explained in a November 8, 2001 Form 8-K filed by the Company with the SEC, the previously issued financial statements of the Company for the fiscal year ended December 31, 1997 through 2000 and for the first and second quarters of 2001 and the audit reports covering the year-end financial statements for 1997 through 2000 should not be relied upon. In addition, as explained in an April 22, 2002 Form 8-K filed by the Company, the financial statements of the Company for the third quarter of 2001 should not be relied upon.

                  As explained in a February 12, 2002 Form 8-K filed by the Company with the SEC, the Company believes the existing equity of the Company has and will have no value and that any plan under chapter 11 of title 11 of the United States Code confirmed by the Bankruptcy Court will not provide the Company's existing equity holders with any recovery.

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ITEM 7.  EXHIBITS

         99.1     Press Release, dated March 19, 2003.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 19, 2003
                                    ENRON CORP.


                                    By: /s/ Stephen F. Cooper
                                    Name:   Stephen F. Cooper
                                    Title:  Interim Chief Executive Officer and
                                            Chief Restructuring Officer

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                                EXHIBIT INDEX

                99.1     Press Release, dated March 19, 2003.